UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 5, 2006
CINEMARK USA, INC.
(Exact name of registrant as specified in charter)

TEXAS	033-47040	75-2206284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
3900 DALLAS PARKWAY, SUITE 500
PLANO, TEXAS 75093
(Address and Zip Code of Principal Executive Offices)
972-665-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     As previously reported, on October 5, 2006, we completed the acquisition of Century Theatres, Inc., or Century, a national theatre chain headquartered in San Rafael, California with 77 theatres in 12 states for a purchase price of approximately $681 million and the assumption of debt of Century.
     This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Cinemark USA, Inc. on October 12, 2006 in connection with the acquisition described above. This Amendment No. 1 is being filed to include the financial information required by Item 9.01.

Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired
The following audited consolidated financial statements of Century Theatres, Inc. and Subsidiaries are filed with this Form 8-K/A as Exhibit 99.1:
Report of Independent Certified Public Accountants
Century Theatres, Inc. and Subsidiaries Consolidated Balance Sheets as of September 28, 2006 and September 29, 2005.
Century Theatres, Inc. and Subsidiaries Consolidated Statements of Operations, Consolidated Statement of Stockholders’ Equity (Deficit) and Consolidated Statements of Cash Flows for the years ended September 28, 2006, September 29, 2005 and September 30, 2004.
Notes to the Consolidated Financial Statements of Century Theatres, Inc. and Subsidiaries.
(b) Unaudited Pro Forma Financial Information
The following unaudited pro forma condensed consolidated financial information of Cinemark USA, Inc. are filed with this Form 8-K/A as Exhibit 99.2:
Unaudited Pro Forma Condensed Consolidated Balance Sheet of Cinemark USA, Inc. as of September 30, 2006.
Unaudited Pro Forma Condensed Consolidated Statements of Operations of Cinemark USA, Inc. for the nine months ended September 30, 2006 and the year ended December 31, 2005.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of Cinemark USA, Inc.
     (d) Exhibits

Exhibit
Number	Description
99.1
Consolidated Financial Statements of Century Theatres, Inc. and Subsidiaries as of September 28, 2006 and September 29, 2005 and for the years ended September 28, 2006, September 29, 2005 and September 30, 2004.

99.2	Cinemark USA, Inc. Unaudited Pro Form Condensed Consolidated Financial Statements as of September 30, 2006 and for the nine months ended September 30, 2006 and the year ended December 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.
Date: December 22, 2006	By:	/s/ Michael D. Cavalier
Michael D. Cavalier
Senior Vice President - General Counsel